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                                                                     EXHIBIT 4.4

                       VOICESTREAM WIRELESS CORPORATION

                     12% SERIES A SENIOR DEBENTURES DUE 2011

                             DEBENTURE EXCHANGE AND
                          REGISTRATION RIGHTS AGREEMENT

                                                                    May 14, 1999

Nortel Networks Inc.
2221 Lakeside Boulevard
Richardson, Texas  75082-4399

Dear Sirs:

        VoiceStream Wireless Corporation, a Washington corporation (the "Company"), proposes to issue and sell to Nortel Networks Inc. (the "Initial Purchaser"), upon the terms set forth in a purchase agreement dated as of May 14, 1999 (the "Purchase Agreement"), $400,000,000 principal amount of its 12% Series A Senior Debentures due 2011 (the "Debentures") issued under an indenture dated as of May 14, 1999 (the "Indenture"). As an inducement to the Initial Purchaser, the Company agrees with the Initial Purchaser, for the benefit of the holders from time to time of Transfer Restricted Securities (including, without limitation, the Initial Purchaser, collectively, the "Holders"), as follows:

        1. SALE NOT INVOLVING PUBLIC DISTRIBUTION. Upon the earlier to occur of (i) one hundred twenty (120) days after the Issue Date and (ii) the tenth (10th) business day after the date that the Company has consummated the offering and sale of any high yield debt securities (in either case, the "Required Delivery Date"), the provisions of this Section 1 shall be applicable:

        (a) Initial Offering Memorandum. The Company shall, not later than the Required Delivery Date, deliver to the Initial Purchaser a confidential offering memorandum (the "Initial Offering Memorandum"), with respect to the Initial Securities, pursuant to which the Initial Purchaser may offer to sell the Initial Securities in transactions intended to qualify for the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") afforded by Rule 144A or by Regulation S promulgated under the Securities Act. The Initial Offering Memorandum shall be reasonably satisfactory as to form and substance to the Initial Purchaser; provided that such Initial Offering Memorandum shall be in a form customary for a Rule 144A/Regulation S Offering Memorandum for similar securities where the initial purchaser is an investment banking firm (i.e., in the nature of a Form S-1 Registration Statement); and provided further that, as to substance, the Initial Purchaser shall be entitled to require changes in the Initial Offering Memorandum only to the extent that such changes are related to disclosure that the Initial Purchaser believes is necessary to comply with applicable law, including, without limitation, Rule 10b-5 promulgated under the Exchange Act. If, in its reasonable discretion, the Initial Purchaser elects to delay the offering or sale of the Initial Securities, the Company agrees



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to make any modifications, supplements or amendments to the Initial Offering
Memorandum that would be required so that the Initial Offering Memorandum, when delivered by the Initial Purchaser in connection with the offering or sale of the Initial Securities, will comply with applicable law, including, without limitation Rule 10b-5 promulgated under the Exchange Act.

        (b) Selection of Placement Agents. The investment banker or investment bankers and manager or managers that will act as placement agent with respect to any offering pursuant to the Initial Offering Memorandum (the "Placement Agents") will be selected by the Initial Purchaser; provided that each Placement Agent must be reasonably satisfactory to the Company.

        (c) Placement Agent Agreement. Subject to Section 8, the Company shall enter into a placement agent agreement in customary form, containing customary issuer indemnification provisions, with the Placement Agents and shall take all such other action, if any, as the Initial Purchaser shall reasonably request in order to facilitate the disposition of the Initial Securities pursuant to the Initial Offering Memorandum.

        (d) Cooperation of the Company. The Company shall provide full cooperation to the Initial Purchaser, the Placement Agents and any other agents of the Initial Purchaser or the Placement Agents, in any offering pursuant to the Initial Offering Memorandum, including by making available upon reasonable advance notice the officers of the Company from time to time to attend and make presentations and answer questions regarding the business and prospects of the Company at a meeting or meetings of prospective investors provided such availability does not unreasonably interfere with the Company's business.

        2.      EXCHANGE OFFER.

        (a) Exchange Offer Registration Statement. Unless the Company is prohibited by applicable law or by applicable interpretations thereof by the staff of the Securities and Exchange Commission (the "Commission"), the Company shall prepare and, not later than the Required Filing Date, file with the Commission a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act, with respect to a proposed offer (the "Registered Exchange Offer"), to each Holder of Initial Securities that is not prohibited by any applicable law or any policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holder, in exchange for its respective Initial Securities, a like aggregate principal amount of the Company's 12% Senior Debentures due 2011 (the "Exchange Debentures") identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities) that would be registered under the Securities Act (such Exchange Debentures and (as the context may require) any Additional Securities issued in respect thereof, the "Exchange Securities"). The Company shall use its best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within forty-five (45) days after (or if the 45th day is not a business day, the first business day thereafter) the Required Filing Date and shall keep such Exchange Offer Registration Statement effective for not less than thirty (30) days (or longer, if required by applicable law) after the date that notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period"). Notwithstanding anything herein to the contrary, the



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Company shall not, without the Initial Purchaser's written consent, file the
Exchange Offer Registration Statement prior to the Required Filing Date if the offering and sale of the Initial Securities pursuant to the Initial Offering Memorandum has not been consummated on or prior to such date.

        (b) Commencement and Duration of Exchange Offer Registration Period. Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Initial Securities electing to exchange such Initial Securities for Exchange Securities (assuming that such Holder is not the Initial Purchaser or an Affiliate thereof or an Affiliate of the Company, acquires the Exchange Securities in the ordinary course of such Holder's business, has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the states of the United States. The Company shall be entitled to close the Registered Exchange Offer on the 30th day after commencement thereof provided that the Company has accepted all of the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

        (c) Certain Prospectus Delivery Requirements. The Company acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) if a Participating Dealer elects to sell Exchange Securities acquired in exchange for Initial Securities, it is required to deliver a prospectus, which prospectus shall contain the information set forth (x) in Annex A hereto on the cover of such prospectus, (y) in Annex B hereto in the "Exchange Offer Procedures" and the "Purpose of the Exchange Offer" sections of such prospectus and (z) in Annex C hereto in the "Plan of Distribution" section of such prospectus, in connection with such sale and (ii) if the Initial Purchaser elects to sell Exchange Securities acquired in exchange for Initial Securities, it is required to deliver a prospectus, which prospectus shall contain the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale, which information the Initial Purchaser agrees to provide in a timely manner.

        (d) Effectiveness of Exchange Offer Registration Statement. The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by a Participating Dealer or the Initial Purchaser, such period shall be the lesser of ninety (90) days and the date on which all Participating Dealers and the Initial Purchaser have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 7(l) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for




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use in connection with any resale of any Exchange Securities for a period of not less than ninety (90) days after the consummation of the Registered Exchange Offer.

        (e) Private Exchange. If, at the end of the Exchange Offer Registration Period, the Initial Purchaser holds any Initial Securities, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to the Initial Purchaser upon the written request of the Initial Purchaser, in exchange (the "Private Exchange") for such Initial Securities, a like principal amount of Exchange Debentures identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States) to the Initial Securities (such Exchange Debentures and (as the context may require) any Additional Securities issued in respect thereof, are referred to herein as "Private Exchange Securities;" the Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the "Securities").

        (f) Registered Exchange Offer Procedures. In connection with the Registered Exchange Offer, the Company shall:

                (i) mail to each Holder a copy of the final prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                (ii) keep the Registered Exchange Offer open for not less than thirty (30) days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

                (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                (iv) permit Holders to withdraw tendered Initial Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

                (v)     otherwise comply with all applicable laws.

        (g) Exchange of Securities. As soon as practicable after the close of the Registered Exchange Offer or Private Exchange, as the case may be, the Company shall:

                (i) accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer or the Private Exchange, as the case may be;

                (ii) deliver to the Trustee under the Indenture (the "Trustee") for cancellation all Initial Securities so accepted for exchange; and




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                (iii)   cause the Trustee to authenticate and deliver promptly
Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of any Holder validly tendered.

        (h) Cancellation of Initial Securities. If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as redeemed or otherwise satisfied.

        (i) Interest. Interest, including Special Interest, if any, on each Exchange Security or Private Exchange Security issued pursuant to the Registered Exchange Offer or Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Security surrendered in exchange therefor or, if no interest has been paid on such Initial Security, from the Issue Date.

        (j) Representations of Exchanging Holders. Each Holder tendering Initial Securities in the Registered Exchange Offer shall, as a condition of receiving Exchange Securities, be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Initial Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 promulgated under the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities, (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Securities and (vi) that such Holder is not the Initial Purchaser or an Affiliate of the Initial Purchaser.

        3. SHELF REGISTRATION. If, (i) because of any change in applicable law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect the Registered Exchange Offer, as contemplated by Section 2 hereof, (ii) the Registered Exchange Offer is not consummated within seventy-five (75) days after the Required Filing Date, (iii) the Initial Purchaser or any of its Affiliates Beneficially Owns any Securities immediately after the closing of the sale of Initial Securities pursuant to the Initial Offering Memorandum or (iv) any other Holder of Initial Securities (other than a Participating Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than a Participating Dealer) that participates in the Registered Exchange Offer, such Holder




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receives Securities that are Transfer Restricted Securities on the date of the exchange, the provisions of this Section 3 shall be applicable:

        (a) Shelf Registration Statement. The Company shall prepare and, not later than the Required Filing Date, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Securities Act not later than the end of the Exchange Offer Registration Period or, if the Registered Exchange Offer is not consummated, seventy-five (75) days after the Required Filing Date a registration statement or statements (each, a "Shelf Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of Transfer Restricted Securities by such Holders thereof from time to time in accordance with the methods of distribution specified by the Initial Purchaser or such Holders and permitted by Rule 415 promulgated under the Securities Act, as set forth in the Shelf Registration Statement (hereinafter, the "Shelf Registration"); provided, however, that such Holder (other than the Initial Purchaser) shall be entitled to have the Securities held by it registered under such Shelf Registration Statement only if
(i) such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder, (ii) agrees to sell such Securities on the basis reasonably provided in the Shelf Registration Statement and (iii) promptly upon the request of the Company furnishes to the Company in writing all information regarding such Holder as is required to be included in the Shelf Registration Statement pursuant to applicable law and completes and returns all other questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably requested under the terms of such underwriting arrangements.

        (b) Notice to Holders. Not less than twenty (20) days prior to the Shelf Registration Required Filing Date, the Company shall notify each such Holder of Transfer Restricted Securities of its intention to file the Shelf Registration Statement and shall request from each Holder wishing to register its Transfer Restricted Securities under the Shelf Registration Statement such information regarding such Holder as is required to be included in the Shelf Registration Statement pursuant to applicable law.

        (c)     Effectiveness of Shelf Registration Statement. Subject to
Section 3(d), the Company shall use its best efforts to cause the Shelf Registration Statement to become effective not later than seventy-five (75) days after the Required Filing Date and to keep the Shelf Registration Statement continuously effective and complete in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Securities registered thereunder, until the later to occur of (i) the date upon which all the Securities registered under the Shelf Registration Statement held by persons other than the Initial Purchaser (A) have been sold pursuant thereto or (B) are eligible for sale under Rule 144(k) under the Securities Act and (ii) the date upon which neither the Initial Purchaser nor any of its Affiliates Beneficially Owns any Securities. The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action for which the Company does not have a bona fide business purpose that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law or is otherwise permitted to be taken pursuant to this Agreement.




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        (d)     Shelf Blackouts. The Company shall have the right (each a "Shelf
Blackout Right") to delay the effectiveness of the Shelf Registration Statement, to suspend the use of the preliminary or final Prospectus forming a part thereof either before or after the effectiveness of the Shelf Registration Statement, and to restrict Holders of Securities registered under the Shelf Registration Statement from making sales of Securities in reliance on such Shelf Registration Statement by written notice to such Holders, in each such case, if the Chairman of the Board, the President or the Chief Financial Officer of the Company determines, in good faith, that offers or sales of the Securities registered under the Shelf Registration Statement would require disclosure that would either (y) materially interfere with an acquisition, divestiture, financing or other transaction that is material to the Company and its subsidiaries, taken as a whole, and that is pending or contemplated by the Company to occur or be announced publicly or (z) require premature disclosure of material non-public information not otherwise required to be disclosed that the Company has a bona fide business purpose for preserving as confidential. If the Company exercises a Shelf Blackout Right pursuant to this Section 3(d), the Company shall promptly advise the Holders of Securities registered, or to be registered, under the Shelf Registration Statement in writing of the exercise of such Shelf Blackout Right and when such restrictions are no longer applicable.

        (e) Post-Effective Shelf Holders. The Company agrees to take the necessary steps, including, without limitation, filing a prospectus supplement to the prospectus included in the Shelf Registration Statement pursuant to Rule 424(b)(3) promulgated under the Securities Act, to permit each Holder that acquires Transfer Restricted Securities following the effectiveness of the Shelf Registration Statement to sell such Securities pursuant to the Shelf Registration Statement; provided that such Holder provides all information regarding such Holder as is required to be included in the Shelf Registration Statement pursuant to applicable law.

        4. DEMAND REGISTRATION RIGHTS. For so long as the Initial Purchaser or any of its Affiliates Beneficially Owns any Securities, and whether or not the Company has complied with the provisions of Sections 1, 2 and 3, the provisions of this Section 4 shall be applicable:

        (a) Resale Registration. Upon the written request from time to time of the Initial Purchaser, the Company shall, as promptly as practicable (but, subject to Section 4(b), in no event more than forty-five (45) days after requested pursuant to this Section 4), file with the Commission and thereafter shall use its best efforts to cause to be declared effective as soon as possible thereafter a registration statement or statements (each, a "Resale Registration Statement" and, together with the Exchange Offer Registration Statement and the Shelf Registration Statement, the "Registration Statements") on an appropriate form under the Securities Act (including, to the extent available under applicable law, by way of an amendment to the Shelf Registration Statement) relating to an underwritten or other offer and sale of the Transfer Restricted Securities Beneficially Owned by the Initial Purchaser or any of its Affiliates in accordance with the methods of distribution set forth in the Resale Registration Statement (hereinafter, the "Resale Registration"). Notwithstanding anything herein to the contrary, the Company shall not be obligated to file a Resale Registration Statement (or amend the Shelf Registration Statement, if appropriate) pursuant to this Section 4 (i) earlier than the Required Filing Date, or (ii) more than four (4) times, or (iii) unless the aggregate principal amount of




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Securities to be registered under a Resale Registration Statement is equal to or greater than Seventy-Five Million Dollars ($75,000,000), or (iv) earlier than one hundred eighty (180) days after the effectiveness of the last effective Resale Registration Statement if a Resale Registration Statement shall have theretofore become effective.

        (b)     Registration Delays. Subject to the last sentence of this
Section 4(b), at any time prior to the date on which a Resale Registration Statement becomes effective, the Company shall have the right to delay the filing of, and delay the effectiveness of, a Resale Registration Statement, if the Chairman of the Board, the President or the Chief Financial Officer of the Company determines, in good faith, that the filing of the Resale Registration Statement or the making of offers or sales of the Securities registered under the Resale Registration Statement would require disclosure that would either (y) materially interfere with an acquisition, divestiture, financing or other transaction that is material to the Company and its subsidiaries, taken as a whole, and that is pending or contemplated by the Company to occur or be announced publicly or (z) require premature disclosure of material non-public information not otherwise required to be disclosed that the Company has a bona fide business purpose for preserving as confidential (a "Registration Delay"). The Company may not exercise a Registration Delay unless notice has previously been or is concurrent with such exercise provided to the Initial Purchaser that the Company has restricted, pursuant to Section 3(d), sales of Securities registered under the Shelf Registration Statement. If the Company exercises any Registration Delay, the Company will give the Initial Purchaser prompt written notice as soon as the conditions that gave rise to such Registration Delay are no longer in effect. If the Company exercises a Registration Delay, the Company shall, as applicable, file the requested Resale Registration Statement and secure the effectiveness thereof, in each case as soon as practicable after the conditions that gave rise to such Registration Delay are no longer in effect. As provided in Section 6 hereof, the Initial Purchaser and its Affiliates shall be entitled to receive Liquidated Damages with respect to the Transfer Restricted Securities that are to be registered under the Resale Registration Statement if, notwithstanding such Registration Delay, such Resale Registration Statement (or the relevant amendment to the Shelf Registration Statement) shall not have been filed not later than ninety (90) days after a request has been made by the Initial Purchaser under Section 4(a) for the filing of such Resale Registration Statement or declared effective not later than one hundred twenty (120) days after a request has been made by the Initial Purchaser under Section 4(a) for the filing of such Resale Registration Statement.

        (c) Effectiveness of Resale Registration Statement. The Company shall use its best efforts to keep the Resale Registration Statement effective and complete in order to permit the prospectus included therein to be lawfully delivered by the Managing Underwriters thereunder for so long as dealers are required to deliver a prospectus under Section 4(3) of the Securities Act and any rule promulgated thereunder. The Company shall be deemed not to have used its best efforts to keep the Resale Registration Statement effective during the requisite period if it voluntarily takes any action for which the Company does not have a bona fide business purpose that would result in the Initial Purchaser not being able to offer and sell the Securities registered thereunder during that period or would result in any dealer not being able to satisfy statutory prospectus delivery requirements, unless such action is required by applicable law or is otherwise permitted to be taken pursuant to this Agreement.




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        (d)     Selection of Managing Underwriters. The investment banker or investment bankers and manager or managers that will underwrite, or act as placement agents with respect to, any offering pursuant to a Resale Registration (the "Managing Underwriters") will be selected by the Initial Purchaser; provided that Managing Underwriters must be reasonably satisfactory to the Company.

        (e) Underwriting Agreement. Subject to Section 8, the Company shall enter into an underwriting agreement in customary form, containing customary issuer indemnification provisions, with the Managing Underwriters with respect to each Resale Registration and shall take all such other action, if any, as the Initial Purchaser shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Resale Registration.

        (f) Cooperation of the Company. The Company shall provide full cooperation to the Initial Purchaser and the Managing Underwriters and any other agents of the Initial Purchaser or the Managing Underwriters, in any offering pursuant to a Resale Registration Statement, including by making available upon reasonable advance notice the officers of the Company from time to time to attend and make presentations and answer questions regarding the business and prospects of the Company at a meeting or meetings of prospective investors provided such availability does not unreasonably interfere with the Company's business.

        5.     TRIGGERING EVENTS; REMEDIES.

        (a) Triggering Events. Any of the following events shall constitute a "Triggering Event" for purposes of this Agreement:

                (i) If, by the Required Filing Date, the Exchange Offer Registration Statement is required to have been filed pursuant to Section 2(a) but has not been filed with the Commission;

                (ii) If the Exchange Offer Registration Statement is not required to be filed pursuant to Section 2(a) and the Shelf Registration Statement is required to be filed pursuant to Section 3 but shall not have been filed with the Commission by the Required Filing Date;

                (iii) If, by forty-five (45) days after the Required Filing Date, the Exchange Offer Registration Statement is required to have been filed pursuant to Section 2(a) but has not been declared effective by the Commission;

                (iv) If the Exchange Offer Registration Statement is not required to be filed pursuant to Section 2(a) and the Shelf Registration Statement is required to be and has been filed pursuant to Section 3 but shall not have been declared effective by the Commission by the date that is forty-five (45) days after the Required Filing Date;

                (v) If, by seventy-five (75) days after the Required Filing Date, the Exchange Offer Registration Statement is required to have been filed pursuant to Section 2(a) but the Registered Exchange Offer relating to the Securities has not been commenced or, if commenced, all Initial Securities validly tendered pursuant thereto have not been accepted for exchange; or




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                (vi)    If the Exchange Offer Registration Statement is not
required to be filed pursuant to Section 2(a) and the Shelf Registration Statement is required to be and has been filed pursuant to Section 3 but shall fail, whether or not due to the exercise of a Shelf Blackout Right, to be continuously effective and complete (except for one period not to exceed thirty
(30) consecutive days in any twelve month period) in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Securities registered thereunder (other than the Initial Purchaser and its Affiliates), until the later to occur of the date upon which all the Securities registered under the Shelf Registration Statement held by persons other than the Initial Purchaser (A) have been sold pursuant thereto or (B) are eligible for sale under Rule 144(k) under the Securities Act.

        (b) Special Interest. If any Triggering Event has occurred, interest will accrue on the Securities (in addition to the twelve percent (12%) stated interest rate for the Securities) (the "Step-Up") at a rate of one-half of one percent (0.5%) per annum (the "Special Interest") of the principal amount of the Securities for the period from the occurrence of the Triggering Event until such time (the "Step-Down Date") as no Triggering Event is in effect. For each ninety
(90) day period that the Triggering Event continues, the per annum rate of such Special Interest shall increase (each such increase, an "Additional Step-Up") by an additional one-half of one percent (0.5%) per annum provided, that the sum of the Step-Up and all Additional Step-Ups shall in no event exceed two percent (2.0%) per annum in the aggregate. On the Step-Down Date, the interest rate will be restored to its twelve percent (12%) stated interest rate. Notwithstanding the foregoing, the Initial Purchaser, on behalf of itself and its Affiliates, hereby waives any right it may otherwise have to receive Special Interest upon the occurrence and during the continuance of a Triggering Event described in
Section 5(a)(vi).

        (c) Payment of Special Interest. Any Special Interest due pursuant to this Section 5 shall be payable in arrears in cash or in kind to the extent interest is permitted to be paid in kind pursuant to Section 301 of the Indenture, on each scheduled interest payment date for the Securities, commencing with the first scheduled interest payment date following the occurrence of the applicable Triggering Event.

        6.      LIQUIDATED DAMAGES.

        (a) Special Triggering Events. Any of the following shall constitute a "Special Triggering Event" for purposes of this Agreement:

                (i) If, by the Required Delivery Date, the Company has not prepared and delivered to the Initial Purchaser the Initial Offering Memorandum satisfying all of the terms and conditions of Section 1(a);

                (ii) If the Exchange Offer Registration Statement is required to be and has been filed pursuant to Section 2(a) and the Shelf Registration Statement relating to the Securities is required to be filed pursuant to Section 3 but has not been filed with the Commission by the Required Filing Date;




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                (iii)   If the Exchange Offer Registration Statement is required
to be and has been filed pursuant to Section 2(a) and, whether or not due to the exercise of a Shelf Blackout Right, the Shelf Registration Statement is required to be and has been filed pursuant to Section 3 but has not been declared effective by the Commission not later than seventy-five (75) days after the Required Filing Date;

                (iv) If the Exchange Offer Registration Statement is required to be and has been filed pursuant to Section 2(a) and the Shelf Registration Statement is required to be and has been filed pursuant to Section 3 but shall fail, whether or not due to the exercise of a Shelf Blackout Right, to be continuously effective and complete (except for one period not to exceed thirty
(30) consecutive days in any twelve month period) in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Securities registered thereunder (other than the Initial Purchaser and its Affiliates and, provided the Registered Exchange Offer has been consummated, any Holders that were eligible to participate in the Registered Exchange Offer), until the later to occur of the date upon which all the Securities registered under the Shelf Registration Statement held by persons other than the Initial Purchaser (A) have been sold pursuant thereto or (B) are eligible for sale under Rule 144(k) under the Securities Act;

                (v) If, by forty-five (45) days (or, if the Company exercises a Registration Delay, by ninety (90) days) after a request has been made by the Initial Purchaser pursuant to Section 4(a) for the filing of a Resale Registration Statement, a Resale Registration Statement that is responsive to such request has not been filed with the Commission;

                (vi) If, by ninety (90) days (or, if the Company exercises a Registration Delay, by one hundred twenty (120) days) after a request has been made by the Initial Purchaser under Section 4(a) for the filing of a Resale Registration Statement, a Resale Registration Statement that is responsive to such request has not been declared effective by the Commission;

                (vii) If, (A) the Company shall have provided to the Initial Purchaser an Offering Memorandum, (B) during the period that the Initial Purchaser is engaged in selling efforts thereunder changes in such Offering Memorandum are necessary in order that such Offering Memorandum neither contains an untrue statement of a material fact nor omits to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading and (C) the Company shall not have provided to the Initial Purchaser for its use an amendment to or supplement of such Offering Memorandum that neither contains an untrue statement of a material fact nor omits to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading; or

                (viii) if, at any time after the Resale Registration Statement relating to the Securities is declared effective (A) the Resale Registration Statement thereafter ceases to be effective; or (B) the Resale Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities, in any such case during the periods specified herein because either (1) an event occurs as a result of which the related prospectus forming part of the Resale Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus in order to comply with the Securities Act or the Exchange Act or the respective rules promulgated thereunder, in either case where such post-effective amendment is not yet effective and needs to be declared effective to permit the Initial Purchaser to use the related prospectus.

        (b) Liquidated Damages. Upon the occurrence of a Special Triggering Event and for so long as such Special Triggering Event continues,

                (i)     if such Special Triggering Event is described in clauses
(i) or (vii) of Section 6(a), the Initial Purchaser shall be entitled to demand that the Company prepare a confidential offering memorandum (a "Triggered Offering Memorandum" and, together with the Initial Offering Memorandum, "Offering Memoranda") with respect to any Initial Securities held by the Initial Purchaser, pursuant to which the Initial Purchaser shall offer to sell such Initial Securities in transactions intended to qualify for the exemption from registration under the Securities Act afforded by Rule 144A promulgated thereunder, which Triggered Offering Memorandum shall be subject to all of the provisions of the last sentence of Section 1(a) and the provisions of Sections 1(b), (c) and (d);

                (ii) if such Special Triggering Event is described in any clause of Section 6(a) other than clause (iv), the Company shall pay to the Initial Purchaser, in arrears on each interest payment date with respect to the Securities Beneficially Owned by the Initial Purchaser or any of its Affiliates, an amount in cash or in kind to the extent interest may be paid in kind pursuant to Section 301 of the Indenture as liquidated damages equal to the amount of Special Interest that would have been accrued with respect to any Securities Beneficially Owned by the Initial Purchaser or any of its Affiliates had such Special Triggering Event been a Triggering Event; and

                (iii)   if such Special Triggering Event is described in clause
(ii), (iii) or (iv) of Section 6(a), the Company shall pay to each Participating Dealer and to each Holder of Securities registered under the Shelf Registration Statement (other than the Initial Purchaser and its Affiliates and, provided the Registered Exchange Offer has been consummated, any Holders that were eligible to participate in the Registered Exchange Offer), in arrears on each interest payment date, with respect to any Transfer Restricted Securities held by such Participating Dealer or such Holder, an amount in cash or in kind to the extent interest is payable in kind pursuant to Section 301 of the Indenture as liquidated damages equal to the amount of Special Interest that would have accrued with respect to any such Transfer Restricted Securities held by such Participating Dealer or such Holder had such Special Triggering Event been a Triggering Event.

        (c) Special Shelf Trigger; Special Liquidated Damages. If the Exchange Offer Registration Statement is required to be and has been filed pursuant to Section 2(a) and the Shelf Registration Statement is required to be and has been filed pursuant to Section 3 but shall fail, whether or not due to the exercise of a Shelf Blackout Right, to be effective and complete and available for sales of Securities by the Initial Purchaser and its Affiliates pursuant thereto (A) for a total of not less than forty-five (45) days or for a period of not less than thirty (30) consecutive days during each calendar quarter or (B) for a period of not less than sixty (60) consecutive days at least once during each calendar year (in any case, a "Special Shelf Trigger"), the Company shall pay to the Initial Purchaser:

                (i) Not later than fifteen (15) days after the end of each calendar quarter ending after the effectiveness of the Shelf Registration Statement, an amount in cash or in kind to the extent interest may be paid in kind pursuant to Section 301 of the Indenture as special liquidated damages equal to the product of:

                        (A) the Quarterly Rate (expressed as a decimal) multiplied by

                        (B) the average daily aggregate principal amount of Securities Beneficially Owned by the Initial Purchaser or any of its Affiliates during such calendar quarter multiplied by

                        (C) the greater of (x) a fraction, (I) the numerator of which is the excess of the Proration Factor multiplied by thirty (30) over the number of consecutive days during such calendar quarter that the Shelf Registration Statement was effective and (II) the denominator of which is the Proration Factor multiplied by thirty (30) or (y) a fraction, (I) the numerator of which is the excess of the Proration Factor multiplied by forty-five (45) over the total number of days during such calendar quarter that the Shelf Registration Statement was effective and (II) the denominator of which is the Proration Factor multiplied by forty-five (45).

With respect to the calendar quarter in which the Shelf Registration Statement initially becomes effective, special liquidated damages shall be payable to the Initial Purchaser pursuant to this Section 6(c)(i) only if the Shelf Registration Statement shall have initially become effective at least thirty
(30) days prior to the end of such calendar quarter, in which event the Proration Factor for purposes of this Section 6(c)(i) shall be equal to a fraction, the numerator of which is the number of days in such calendar quarter including and after the date on which the Shelf Registration Statement initially becomes effective and the denominator of which is the total number of days in such calendar quarter. For any calendar quarter other than the calendar quarter in which the Shelf Registration Statement initially becomes effective, the Proration Factor shall be equal to one (1). For purposes of this Section 6(c)(i), "Quarterly Rate" shall mean the Applicable Percentage multiplied by a fraction, the numerator of which is the number of days in such calendar quarter and the denominator of which is three hundred sixty-five (365) and "Applicable Percentage" shall mean, with respect to any calendar quarter, one-half of one percent (0.5%) multiplied by the number of consecutive calendar quarters, including the calendar quarter for which such calculation is being made, with respect to which any special liquidated damages are or were payable to the Initial Purchaser pursuant to Section 6(c)(i); provided, however, that the Applicable Percentage shall not exceed two percent (2.0%).

                (ii) Not later than fifteen (15) days after the end of each calendar year ending after the effectiveness of the Shelf Registration Statement, an amount in cash or in kind to the extent interest may be paid in kind pursuant to Section 301 of the Indenture as special liquidated damages equal to the product of:

                        (A)     the Applicable Percentage multiplied by

                        (B) the average daily aggregate principal amount of Securities Beneficially Owned by the Initial Purchaser or any of its Affiliates during such calendar year multiplied by

                        (C) a fraction, (I) the numerator of which is the excess of the Proration Factor multiplied by sixty (60) over the greatest number of consecutive days during such calendar year that the Shelf Registration Statement was effective and (II) the denominator of which is the Proration Factor multiplied by sixty (60).

With respect to the calendar year in which the Shelf Registration Statement initially becomes effective, special liquidated damages shall be payable to the Initial Purchaser pursuant to this Section 6(c)(ii) only if the Shelf Registration Statement shall have initially become effective at least sixty (60) days prior to the end of such calendar year, in which event the Proration Factor for purposes of this Section 6(c)(ii) shall be equal to a fraction, the numerator of which is the number of days in such calendar year including and after the date on which the Shelf Registration Statement initially becomes effective and the denominator of which is the total number of days in such calendar year. For any calendar year other than the calendar year in which the Shelf Registration Statement initially becomes effective, the Proration Factor shall be equal to one (1). For purposes of Section 6(c)(ii), "Applicable Percentage" shall mean, with respect to any calendar year, the greater of one-half of one percent (0.5%) or the Applicable Percentage in effect under
Section 6(c)(i) for the last quarter in such calendar year.

Notwithstanding anything in this Section 6(c) to the contrary, the amount paid by the Company to the Initial Purchaser pursuant to this Section 6(c) with respect to any calendar year shall in no event exceed the product of the Proration Factor multiplied by two percent (2.0%) multiplied by the average daily aggregate principal amount of Securities Beneficially Owned by the Initial Purchaser or any of its Affiliates during such calendar year.

        (d)     Multiple Events.

                (i) The parties intend that the definitions of Triggering Event and Special Triggering Event shall be mutually exclusive. If, notwithstanding such intention, a Triggering Event and a Special Triggering Event are deemed to be in effect with respect to the same day, the Special Interest or Special Damages payable by the Company with respect to each such day shall be the greater of the amount payable with respect to such day under
Section 5(b) or 6(b) and only such greater amount shall be so payable.

                (ii) Notwithstanding Section 6(d)(i), if a Special Shelf Trigger shall have occurred with respect to any calendar quarter, then the amount of Special Interest, Special Damages or special liquidated damages, as the case may be, payable by the Company to the Initial Purchaser with respect to such calendar quarter shall be the greater of the amount payable to the Initial Purchaser pursuant to Section 6(c) or the amount payable to the Initial Purchaser under Section 5(b) or 6(b), as the case may be, and only such greater amount shall be so payable.

        7. CERTAIN PROCEDURES. In connection with any Shelf Registration contemplated by Section 3 hereof, any Resale Registration Statement contemplated by Section 4 hereof, any Registered Exchange Offer contemplated by Section 2 hereof and any Offering Memorandum contemplated by Section 1 or 6(b)(i) hereof, the provisions of this Section 7 shall be applicable:

        (a) Compliance with Applicable Rules. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) any Registration Statement filed pursuant to this Agreement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, to comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) any Registration Statement filed pursuant to this Agreement and the related prospectus and any amendment or supplement thereto, and any Offering Memorandum, as of the effective date of such Registration Statement, amendment or supplement or as of the date of such Offering Memorandum, not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b) Preparation of Registration Statements and Offering Memoranda. The Company shall:

                (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of each Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that such Registration Statement is a Resale Registration Statement or the Initial Purchaser (with respect to any Transfer Restricted Securities) is participating in the Registered Exchange Offer or a Shelf Registration, reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose; provided, that, as to substance, the Initial Purchaser shall be entitled to require changes in such Registration Statement only to the extent that such changes are related to disclosure that the Initial Purchaser believes is necessary to comply with applicable law including, without limitation, Rule 10b-5 promulgated under the Exchange Act;

                (ii) furnish to the Initial Purchaser, prior to the publication thereof, a copy of each Offering Memorandum and each amendment thereof and reflect in each such document, when so published, such comments as the Initial Purchaser reasonably may propose; provided that, as to substance, the Initial Purchaser shall be entitled to require changes in such Offering Memorandum only to the extent that such changes are related to disclosure that the Initial Purchaser believes is necessary to comply with applicable law including, without limitation, Rule 10b-5 promulgated under the Exchange Act;

                (iii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" and the "Purpose of the Exchange Offer" sections and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to such Registered Exchange Offer;

                (iv) if requested by the Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement;

                (v) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any Participating Dealer, whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Company and the Initial Purchaser based upon advice of their respective counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and

                (vi) in the case of a Shelf Registration or Resale Registration, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement or the Resale Registration Statement, as selling securityholders.

        (c) Notices. The Company shall give prompt written notice to the Initial Purchaser, the Holders of Restricted Transfer Securities and (in the case of the Exchange Offer Registration Statement) any Participating Dealer from whom the Company has received prior written notice that it will be a Participating Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                (i) when a Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                (ii) of any request by the Commission for amendments or supplements to a Registration Statement or to the prospectus included therein or for additional information;

                (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

                (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                (v) of the happening of any event that requires the Company to make changes in any Registration Statement or the related prospectus in order that such Registration Statement or such prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, which written notice need not provide any detail as to the nature of such event.

        (d) Suspension Orders. The Company shall use its best efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of a Registration Statement.

        (e) Copies of Exchange Offer Registration Statement. The Company shall deliver to each Participating Dealer, to the Initial Purchaser and to the Placement Agents, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Initial Purchaser, any such Holder or any Placement Agent requests, all exhibits thereto (including those, if any, incorporated by reference).

        (f) Copies of Shelf Registration Statement and Resale Registration Statements. The Company shall furnish to each Holder of Securities registered pursuant to the Shelf Registration Statement or a Resale Registration Statement and to the Managing Underwriters, if any, without charge, at least one copy of the Shelf Registration Statement or the Resale Registration Statement, as the case may be, and any post-effective amendment thereto, including financial statements and schedules and, if any Holder or any Managing Underwriter so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

        (g) Copies of Prospectus Included in Exchange Offer Registration Statement. The Company shall deliver to the Initial Purchaser, any Participating Dealer, the Placement Agents and such other persons as may be required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by the Initial Purchaser, if necessary, any Participating Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

        (h) Copies of Prospectuses Included in Shelf Registration Statement and Resale Registration Statements. With respect to the Shelf Registration Statement and any Resale Registration Statement, deliver to each Holder of Securities registered pursuant thereto and to the Managing Underwriters, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Registration Statement and any amendment or supplement thereto as such Holder or Managing Underwriter may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus (including each preliminary prospectus) or any amendment or supplement thereto by each of the selling Holders of the Securities registered pursuant to the Shelf Registration Statement or any Resale Registration Statement and by any Managing Underwriters in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in such Registration Statement.

        (i) Copies of Offering Memoranda. The Company shall deliver to the Initial Purchaser and to the Placement Agents, without charge, as many copies of each of the Offering Memoranda and any amendment or supplement thereto as the Initial Purchaser or Placement Agents may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Offering Memoranda or any amendment or supplement thereto by the Initial Purchaser and by any Placement Agent in connection with the offering and sale of the Securities covered by each Offering Memorandum, or any amendment or supplement thereto.

        (j) Blue Sky Matters. Prior to any public offering of the Securities pursuant to any Registration Statement or to a sale pursuant to an Offering Memorandum, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of such Securities; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

        (k) Certificates Representing Securities. The Company shall cooperate with the Holders of the Securities covered by any Registration Statement or Offering Memorandum to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement or Offering Memorandum in such denominations and registered in such names as such Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement or Offering Memorandum and, in the case of sales pursuant to a Registration Statement, free of any restrictive legends.

        (l) Post-Effective Amendments. Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 7(c) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Initial Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchaser, the Holders of the Securities included in any Registration Statement and (to the extent applicable) any known Participating Dealer in accordance with paragraphs (ii) through (v) of
Section 7(c) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchaser, such Holders of the Securities and any such Participating Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 3 above or the Exchange Offer Registration Statement provided for in Section 2 above or the Resale Registration Statement provided for in Section 4 above, as the case may be, shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser, the Holders of the Securities and (to the extent applicable) any known Participating Dealer shall have received such amended or supplemented prospectus pursuant to this Section 7(l).

        (m) Updates of Offering Memoranda. The Company will give prompt written notice to the Initial Purchaser of the happening of any event that requires the Company to make changes in any Offering Memorandum in order that such Offering Memorandum neither contains an untrue statement of a material fact nor omits to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, which written notice need not provide any detail as to the nature of such event. Upon the occurrence of any such event, the Company shall promptly prepare an amendment or supplement to such Offering Memorandum and any other required document so that, as thereafter delivered by Holders of the Securities covered thereby to purchasers of Securities, such Offering Memorandum will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading. If the Company so notifies the Initial Purchaser to suspend the use of an Offering Memorandum until the requisite changes to such Offering Memorandum have been made, then the Initial Purchaser shall suspend use of such Offering Memorandum until the requisite changes have been made.

        (n) CUSIP Numbers. Not later than the effective date of the applicable Registration Statement, the Company will provide CUSIP numbers for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the Transfer Agent, as applicable, with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in forms eligible for deposit with The Depository Trust Company.

        (o) Earnings Statement. The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer, the Shelf Registration or the Resale Registration, and will make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12)-month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

        (p) Information Regarding Holders. The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement or Resale Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the such Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish or, if necessary, update such information within a reasonable time after receiving such request.

        (q) Due Diligence. In the case of the Shelf Registration, any Resale Registration or any Offering Memorandum, the Company shall (i) make reasonably available for inspection by (A) in the case of any Offering Memorandum, the Initial Purchaser and any attorney, accountant or other agent retained by the Initial Purchaser and (B) in the case of the Shelf Registration Statement or any Resale Registration Statement, the Holders of the Securities being registered thereunder, any Managing Underwriter, any underwriter participating in any disposition pursuant to the Shelf Registration Statement or Resale Registration Statement, as the case may be, and any attorney, accountant or other agent retained by such Holders of the Securities, any such Managing Underwriter or any such other underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Initial Purchaser, such Holders of the Securities, any such Managing Underwriter or any such underwriter, attorney, accountant or agent in connection with such Registration Statement, in each case as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, whether or not applicable; provided, however, that the foregoing inspection and information gathering set forth in clause (ii) shall be coordinated on behalf of the Initial Purchaser and the other parties, by one counsel (the "Designated Counsel") designated by and on behalf of Holders of a majority of the Securities covered by such Registration Statement; provided further, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company as being confidential, until such time as (X) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise, except by disclosure by such party in breach of this Agreement), or
(Y) such person shall be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to, and only to the extent required by, the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (Z) such information is required to be set forth in such Offering Memorandum or such Registration Statement or the prospectus included therein or in an amendment to such Offering Memorandum or such Registration Statement or an amendment or supplement to such prospectus in order that such Offering Memorandum, Registration Statement, prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

        (r) Opinion of Counsel and Comfort Letter with respect to Registered Exchange Offer. In the case of the Registered Exchange Offer, if requested by the Initial Purchaser or any known Participating Dealer, the Company shall cause
(i) its counsel to deliver to the Initial Purchaser or such Participating Dealer signed opinions in the form required by Sections 6(c), (d) and (g) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants to deliver to the Initial Purchaser or such Participating Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 6(a) of the Purchase Agreement, with appropriate date changes.

        (s) Opinion of Counsel; Officers' Certificates; Comfort Letter. In the case of any Shelf Registration, any Resale Registration or any offering pursuant to an Offering Memorandum, the Company, if requested by the Designated Counsel, shall cause:

                (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to the Holders of the Securities to be sold pursuant to such Registration Statement or Offering Memorandum and the underwriters or placement agents, if any, acting with respect thereto and dated, in the case of the initial opinion, the effective date of the applicable Shelf Registration Statement, Resale Registration Statement or Offering Memorandum (it being agreed that the matters to be covered by such opinion shall include, without limitation and to the extent applicable, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 1(c) or 4(d) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 1(c) or 4(d) hereof and the compliance as to form of such Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act (or in the case of an Offering Memorandum, the form of registration statement that would be available to the Company if the relevant Securities were being sold pursuant to an effective registration statement under the Securities Act). Such opinion shall also state that no facts have come to its attention which lead such counsel to believe that, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein contain any untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act (it being understood that such counsel shall not be required to express any opinion as to the financial statements and related notes, the financial projections and other financial and accounting data included therein or appended thereto));

                (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by the Designated Counsel; and

                (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter or placement agent acting with respect thereto a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

        (t) Broker-Dealers. In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of such Conduct Rules, including, without limitation, by (i) if Rule 2720 thereto shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement or Offering Memorandum relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement or Offering Memorandum is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 9 hereof and
(iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Conduct Rules of the NASD.

        (u) Best Efforts. The Company shall use its best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

        (v) Certain Restrictions on Sales. The Company agrees that, without the prior written consent of the Initial Purchaser, during the thirty (30) days preceding and the sixty (60) days following the effectiveness of a Resale Registration Statement or during the sixty (60) days following the date that the Company shall have provided the Initial Purchaser an Offering Memorandum for its use, as applicable, neither the Company nor any of its subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act covering the sale by the Company or any of its subsidiaries of any of the following securities if to do so would reasonably be expected to have a material adverse effect on the sale of the Securities subject thereto:

                (i) any debentures, notes, other evidences of indebtedness or redeemable preferred stock of the Company or any of its subsidiaries that are substantially similar to the Securities, or

                (ii) any other securities that are convertible into, or exercisable or exchangeable for any of the securities described in clause (i),

except the offer, sale, contract to sell, or other disposition of (A) the Securities, (B) substantially similar notes or other debt securities issued pursuant to a registered "A/B exchange" in respect of notes or other debt securities sold by the Company pursuant to Section 4(2) of or Regulation S or Rule 144A promulgated under the Securities Act, (C) securities issued or delivered upon conversion, exchange or exercise (in each case, other than at the option of the Company) of any other securities of the Company or any of its subsidiaries outstanding on the date hereof, or (D) securities issued in connection with mergers, acquisitions or similar transactions.

        (w) Best Efforts to Limit Third Party Sales. The Company agrees that, upon the written request of the Initial Purchaser, the Company will use its best efforts to exercise such rights as it may have under agreements or instruments to which it or any of its subsidiaries are a party or under which they may have rights to cause such third parties as the Initial Purchaser may identify, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, during the thirty (30) days preceding and the sixty (60) days following the effectiveness of a Resale Registration Statement or the date that the Company shall have provided the Initial Purchaser an Offering Memorandum for its use, as applicable, any of the following securities if to do so would reasonably be expected to have a material adverse effect on the sale of the Securities subject to such Registration Statement or Offering Memorandum:

                (i) any debentures, notes, other evidences of indebtedness or redeemable preferred stock of the Company or any of its subsidiaries that are substantially similar to the Securities, or

                (ii) any other securities that are convertible into, or exercisable or exchangeable for any of the securities described in clause (i).

        (y) No "Piggyback" Registration Rights. The Company agrees that, without the prior written consent of the Initial Purchaser, neither the Company nor any of its subsidiaries will grant to any third party the right (i.e., so-called "piggy-back" registration rights") to register for sale pursuant to any Resale Registration Statement requested by the Initial Purchaser any of the following securities if to do so would reasonably be expected to have a material adverse effect on the sale of the Securities subject thereto:

                (i) any debentures, notes, other evidences of indebtedness or redeemable preferred stock of the Company or any of its subsidiaries that are substantially similar to the Securities, or

                (ii) any other securities that are convertible into, or exercisable or exchangeable for any of the securities described in clause (i).

        8.      EXPENSES.

        (a)     Expenses of the Company; Reimbursement Obligation. The Company
(i) shall bear all of its own costs, fees and expenses incurred in connection with the performance of its obligations hereunder, including, without limitation, those costs, fees and expenses described in Section 5(a) of the Purchase Agreement, subject, however, to (i) the obligation of the Initial Purchaser to reimburse the Company for certain costs, fees and expenses of the Company to the extent provided in Section 5(b) of the Purchase Agreement and
(ii) concurrently with the execution hereof, is reimbursing the Initial Purchaser for certain costs, fees and expenses of the Initial Purchaser to the extent provided in the proviso to Section 5(c) of the Purchase Agreement.

        (b) Expenses of the Initial Purchaser; Reimbursement Obligation. The Initial Purchaser (i) shall bear all of its own costs, fees and expenses incurred in connection with this Agreement, including, without limitation, those costs, fees and expenses described in Section 5(c) of the Purchase Agreement, subject, however, to the obligation of the Company to reimburse the Initial Purchaser, concurrently with the execution hereof, for certain costs, fees and expenses of the Initial Purchaser to the extent provided in the proviso to
Section 5(c) of the Purchase Agreement and (ii) shall reimburse the Company for certain costs, fees and expenses of the Company to the extent provided in
Section 5(b) of the Purchase Agreement.

        (c) Expenses of the Holders Other than the Initial Purchaser. Each Holder (other than the Initial Purchaser), shall bear all of its own costs, fees and expenses incurred in connection with this Agreement, including, without limitation, (i) the fees and expenses of counsel for such Holder incurred in connection with the Exchange Offer Registration Statement or the Shelf Registration Statement; (ii) all costs, fees and expenses of such Holder incurred in connection with the Registered Exchange or the Private Exchange, as the case may be; and (iii) all agency fees and commissions, underwriting discounts and commissions, and placement fees payable in connection with the resale of any of the Securities.

        9.      INDEMNIFICATION.

        (a) Indemnification by the Company with Respect to Registration Statements. The Company agrees to indemnify and hold harmless each Holder of Securities, any Participating Dealer and each person, if any, who controls such Holder or such Participating Dealer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities), as incurred, to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Registered Exchange Offer, the Private Exchange, the Shelf Registration or a Resale Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to Section 9(e), shall reimburse, as incurred, such indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration or a Resale Registration in reliance upon and in conformity with written information pertaining to such Holder or Participating Dealer and furnished to the Company by or on behalf of such Holder specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to the

Exchange Offer Registration Statement, the Shelf Registration Statement or the Resale Registration Statement, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Holder or Participating Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus, as amended or supplemented, if the Company had previously furnished copies thereof to such Holder or Participating Dealer; and
(iii) if (A) the Company notified the Initial Purchaser, each Holder of Securities and each known Participating Dealer to suspend the use and delivery of any prospectus and (B) promptly delivered an amended or supplemental prospectus not containing an untrue statement or omission to the Initial Purchaser, each Holder of Securities and each known Participating Dealer, then the Company shall not be liable in any case to the extent such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Registered Exchange Offer, the Private Exchange, the Shelf Registration or a Resale Registration if such prospectus or preliminary prospectus was delivered in connection with the offering or sale of the Securities by any person receiving notice pursuant to clause (A) hereof after the date of such notice; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such indemnified party. The Company shall also indemnify the Managing Underwriters and any other underwriters, their officers and directors and each person who controls such Managing Underwriters or other underwriters within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

        (b) Indemnification by the Holders with Respect to a Registration Statement. Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, as incurred, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration or a Resale Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to
Section 9(e) and to the limitation
set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

        (c) Indemnification by the Company with Respect to Offering Memoranda. The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities), as incurred, to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in an Offering Memorandum or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to Section 9(e), shall reimburse, as incurred, such indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that
(i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in an Offering Memorandum or in any amendment or supplement thereto in reliance upon and in conformity with written information pertaining to the Initial Purchaser and furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any Offering Memorandum, the indemnity agreement contained in this Section 9(c) shall not be available for the benefit of the Initial Purchaser, to the extent that the Offering Memorandum was required to be delivered by the Initial Purchaser to any person purchasing Securities from the Initial Purchaser and any such loss, claim, damage or liability of the Initial Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Offering Memorandum, as amended or supplemented, if the Company had previously furnished copies thereof to the Initial Purchaser; and (iii) if (A) the Company notified the Initial Purchaser to suspend the use and delivery of any Offering Memorandum and (B) promptly delivered an amended Offering Memorandum not containing an untrue statement or omission to the Initial Purchaser, then the Company shall not be liable in any case to the extent such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in an Offering Memorandum if such Offering Memorandum was delivered in connection with the offering or sale of the Securities by the Initial Purchaser after the date of the notice given pursuant to clause (A) hereof; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such indemnified party. The Company shall also indemnify the Placement Agents, their officers and directors and each person who controls such Placement Agents within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

        (d) Indemnification by the Initial Purchaser with Respect to an Offering Memorandum. The Initial Purchaser will indemnify and hold harmless the Company, each director of the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, as incurred, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in an Offering Memorandum or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to the Initial Purchaser and furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein; and, subject to Section 9(e) and to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have to the Company or any of its controlling persons.

        (e) Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a), (b),
(c) or (d), as the case may be, above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (in which case such indemnified party shall be entitled, at its option, to engage at the indemnifying party's cost, separate counsel reasonably satisfactory to the indemnifying party to act on behalf of all indemnified parties in connection with such action), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement provides for the payment of money damages only which are paid by the indemnifying party. Notwithstanding the foregoing, no settlement shall release the indemnifying party of its indemnification obligations under this Section 9 unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action

        (f)     Contribution. If the indemnification provided for in this
Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d), as the case may be, above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a), (b), (c) or (d), as the case may be, above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 9(f). Notwithstanding any other provision of this
Section 9(f), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement or an Offering Memorandum exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(f), each person, if any, who controls such indemnified party within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such indemnified party and each director of the Company, each officer of the Company who signed the Registration Statement, if applicable, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company.

        (g) Survival. The agreements contained in this Section 9 shall survive the sale of the Securities pursuant to a Registration Statement or an Offering Memorandum and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        10.     AVAILABILITY OF INFORMATION.

        (a) Certain Required Information. Whether or not required by the Commission, so long as any Securities are outstanding, the Company will furnish to the Holders of Securities within the time periods specified in the Commission's rules and regulations:

                (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

                (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        The information under paragraph (i) will include:

                (x) a "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A") that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (as defined in the Certificate of Designation); and

                (y) an MD&A and other information in reasonable detail regarding the financial condition and results of operations of the Company and its Restricted Subsidiaries (as defined in the Certificate of Designation) separate from the financial condition and results of operations of the Unrestricted Subsidiaries (as defined in the Certificate of Designation) of the Company, which other information may be furnished either on the face of the financial statements or in the footnotes thereto.

        (b) Additional Information Required if Company is Not a Reporting Company. In addition, at anytime that the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Initial Purchaser and, upon the request of Holders and prospective purchasers of the Securities, to such Holders and prospective purchasers, copies of the information required to be delivered to Holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) promulgated under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A promulgated under the Securities Act in connection with resales by the Initial Purchaser or such Holders.

        (c)     Timely Reporting. For so long as the Company is subject to
Section 13 or 15(d) of the Exchange Act, the Company will timely file all reports required under Section 13 or 15(d), as the case may be, of the Exchange Act.

        11. DEFINITIONS. Capitalized terms used in this Agreement shall have the following meanings:

        "Additional Securities" means Debentures issued by the Company to Holders of the then outstanding Debentures as interest on such outstanding debentures in accordance with the Indenture.

        "Additional Step-Up" is defined in Section 5(b) of this Agreement.

        "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Beneficially Own" and "Beneficial Owner" have the meanings set forth in Rules 13d-3 and 13d-5 under the Exchange Act whether or not applicable.

        "Commission" is defined in Section 2(a) of this Agreement.

        "Company" is defined in the Preamble to this Agreement.

        "Debentures" is defined in the Preamble to this Agreement.

        "Designated Counsel" is defined in Section 7(q) of this Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Debentures" is defined in Section 2(a) of this Agreement.

        "Exchange Offer Registration Period" is defined in Section 2(a) of this Agreement.

        "Exchange Offer Registration Statement" is defined in Section 2(a) of this Agreement.

        "Exchange Securities" is defined in Section 2(a) of this Agreement.

        "Holders" is defined in the Preamble to this Agreement.

        "Indenture" is defined in the Preamble to this Agreement.

        "Initial Offering Memorandum" is defined in Section 1(a) of this Agreement.

        "Initial Purchaser" is defined in the Preamble to this Agreement.

        "Initial Securities" means the Debentures purchased by the Initial Purchaser pursuant to the Purchase Agreement and (as the context may require) any Additional Securities issued in respect thereof, in each case whether or not such Securities are held by the Initial Purchaser at any relevant time.

        "Issue Date" means the date of original issuance of the Debentures.

        "Managing Underwriters" is defined in Section 4(d) of this Agreement.

        "NASD" is defined in Section 7(t) of this Agreement.

        "Note Offering" is defined in Section 1 of this Agreement.

        "Offering Memoranda" is defined in Section 6(b)(i) of this Agreement.

        "Participating Dealer" any broker-dealer that is a Beneficial Owner of Exchange Securities received by such broker-dealer in the Registered Exchange Offer.

        "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Placement Agents" is defined in Section 1(b) of this Agreement.

        "Private Exchange" is defined in Section 2(e) of this Agreement.

        "Private Exchange Securities" is defined in Section 2(e) of this Agreement.

        "Purchase Agreement" is defined in the Preamble to this Agreement.

        "Registered Exchange Offer" is defined in Section 2(a) of this Agreement.

        "Registration Delay" is defined in Section 4(b) of this Agreement.

        "Registration Statements" is defined in Section 4(a) of this Agreement.

        "Required Delivery Date" is defined in Section 1 of this Agreement.

        "Required Filing Date" means 45 days after (or if such 45th day is not a business day, the first business day thereafter) the date of the closing of the sale of Initial Securities pursuant to the Initial Offering Memorandum.

        "Resale Registration" is defined in Section 4(a) of this Agreement.

        "Resale Registration Statement" is defined in Section 4(a) of this Agreement.

        "Securities" is defined in Section 2(e) of this Agreement.

        "Securities Act" is defined in Section 1(a) of this Agreement.

        "Shelf Blackout Right" is defined in Section 3(d) of this Agreement.

        "Shelf Registration" is defined in Section 3(a) of this Agreement.

        "Shelf Registration Statement" is defined in Section 3(a) of this Agreement.

        "Special Shelf Trigger" is defined in Section 6(c) of this Agreement.

        "Special Triggering Event" is defined in Section 6(a) of this Agreement.

        "Step-Down Date" is defined in Section 5(b) of this Agreement.

        "Step-Up" is defined in Section 5(b) of this Agreement.

        "Transfer Restricted Securities" means any of the Securities until such time as (i) such Security has been exchanged pursuant to the Registered Exchange Offer by any person other than a broker-dealer for a freely transferable Exchange Security; (ii) such Security is sold by a broker-dealer who received such Security in exchange for another Transfer Restricted Security pursuant to the Registered Exchange Offer and in turn sells such Security to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (iii) such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or a Resale Registration Statement; (iv) such Security is distributed to the public pursuant to Rule 144 promulgated under the Securities Act, or (v) such Security is salable to the public pursuant to Rule 144(k) promulgated under the Securities Act unless such Security is Beneficially Owned by the Initial Purchaser or any Affiliate of the Initial Purchaser.

        "Trustee" is defined in Section 2(g)(ii) of this Agreement.

        "Triggered Offering Memorandum" is defined in Section 6(b)(i) of this Agreement.

        "Triggering Event" is defined in Section 5(a) of this Agreement.

        12.     MISCELLANEOUS.

        (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by written agreement or instrument executed by the Company and the Initial Purchaser.

        (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                (i) if to a Holder of the Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 12(b).

                (ii)    if to the Initial Purchaser, at the following address:

                                        Nortel Networks Inc.
                                        2221 Lakeside Boulevard
                                        Richardson, Texas 75082-4399
                                        Attention: Vice President,
                                        Customer Finance, North America
                                        Telecopier: (972) 684-3679

                                        with a copy to:

                                        Gibson, Dunn & Crutcher LLP
                                        333 South Grand Avenue
                                        Los Angeles, California 90071
                                        Attention:  Bruce D. Meyer, Esq.
                                        Telecopier: (213) 229-7520

                (iii)   if to the Company, at its address as follows:

                                        VoiceStream Wireless Corporation
                                        3650 131st Avenue S.E.
                                        Bellevue, Washington 98006
                                        Attention:  General Counsel
                                        Telecopier: (425) 586-8090

                                        with a copy to:

                                        Friedman Kaplan & Seiler LLP
                                        875 Third Avenue, 8th Floor
                                        New York, New York 10022-6225
                                        Attention:  Barry Adelman, Esq./
                                                    Gregg Lerner, Esq.
                                        Telecopier: (212) 355-6401

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

        (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, it is hereby acknowledged and agreed that the Company shall have no liability for monetary damages to the Initial Purchaser or any Holder for any breaches, failures to comply or violations by it of this Agreement (other than Sections 8 and 9) except as expressly provided in Section 9 hereof; provided, however, in the event that the Company breaches, fails to comply or violates the provisions of Section 1, 2, 3, 4, 7 or 10 hereof, the Holders shall be entitled to equitable relief, including injunction and specific performance; provided further, however, that, notwithstanding anything herein to the contrary, in the case of the occurrence of a Triggering Event or a Special Triggering Event, the sole recourse and rights of the Holders or the Initial Purchaser and the Participating Dealers, as the case may be, are those set forth in Section 5 or 6, as the case may be, and in Sections 202 and 301 of the Indenture.

        (d) Successors and Assigns. This Agreement shall be binding upon the Company and the Initial Purchaser and their respective successors and assigns. The benefits of this Agreement are intended to be for the benefit of and may be enforced by any Holder of Transfer Restricted Securities. The benefits of this Agreement may be assigned in whole or in part by the Initial Purchaser to any Person that purchases or otherwise acquires all or any rights in any Transfer Restricted Securities.

        (e) Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be executed by facsimile.

        (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (g) GOVERNING LAW; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        Each of the Company and the Initial Purchaser hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.

        (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (i) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Debenture Exchange and Registration Rights Agreement, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

                                        Very truly yours,

                                        VOICESTREAM WIRELESS CORPORATION



                                        By: /s/ Cregg Baumbaugh
                                           -------------------------------------

                                        Name:  Cregg Baumbaugh

                                        Title:  Executive Vice President

The foregoing Debenture Exchange and Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:


NORTEL NETWORKS INC.



By: /s/ Michael W. McCorkle
   ----------------------------------

Name:   Michael W. McCorkle

Title:  Director, Customer Finance

        ANNEX A


        Each broker-dealer that receives Exchange Securities for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        ANNEX B



        Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

        ANNEX C



        PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Securities for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ______________, 2000, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

        The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to an Exchange Offer may be sold from time to time in one or more transactions, including private sales directly or through brokers or agents, in the over-the-counter market, in negotiated transactions or at fixed prices, through brokers acting as agents in transactions that may involve block transactions, through special offerings at market prices available at the time of sale, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to an Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incidental to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

----------

(1) In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

        ANNEX D



        [ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

        Name:

        ----------------------------------------

        Address:

        ----------------------------------------

        ----------------------------------------

        If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.




                                      D-1